                         Exhibit Index begins on page 5.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  December 21, 2001


                            Balanced Care Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



               Delaware                          1-13845          25-1761898
     (State or other jurisdiction               (Commission        (IRS Employer
           of incorporation)                   File Number)    Identification No.)

  1215 Manor Drive, Mechanicsburg, PA                                17055
(Address of principal executive offices)                           (Zip code)



Registrant's telephone number, including area code:  717-796-6100


                               Page 1 of 5 pages.
                         Exhibit Index begins on page 5

Item 5.     Other Events.


      On December 21, 2001, Balanced Care Corporation (the "Company"), IPC Advisors S.a.r.l. ("IPC") and Health Care REIT, Inc. (together with its affiliates, "HCN"), entered into a Master Lease Offer (the "Master Lease Offer"), under which the Company and HCN agreed to resolve certain pending litigation (the "Pending Litigation") against the Company that resulted from the Company's failure to perform its obligations under existing lease and loan documents with HCN (the "Defaults"), subject to the negotiation of final documentation that has now been completed. In accordance with the Master Lease Offer, (a) the Company, IPC and HCN entered into a Settlement Agreement and a Release Agreement, each dated January 31, 2002, which provide for the mutual release of liability in connection with the Defaults and for dismissal of the Pending Litigation, (b) the Company entered into a Master Lease with HCN (the "Master Lease Agreement") relating to the Company's facilities located in Lebanon, Loyalsock, Bloomsburg and Saxonburg, PA and Sagamore Hills, OH effective January 1, 2002, (c) the Company agreed to pay $2.0 million to HCN ($250,000 in cash, $1.5 million pursuant to a note (the "1,500,000 Note") that provides for a discounted payoff if the note is paid in full prior to April 1, 2006, and $250,000 in cash over the next 12 months), (d) IPC purchased from HCN for $5.0 million certain promissory notes of the Company that provided working capital for the facilities leased from HCN having an aggregate outstanding principal balance (including accrued interest) of $6.4 million (the "Debt"), (e) the Company transferred the operations of its Merrillville, IN and Westerville, OH facilities to a third party operator designated by HCN effective January 9, 2002 and (f) the Company transferred the operations of its Morristown and Oak Ridge, TN facilities to a third party operator designated by HCN effective January 31, 2002.

The Master Lease Agreement has an initial term of 14 years, and has three five-year renewal terms. Under the Master Lease Agreement, the Company has several options to acquire the facilities. The Company has the right to assign the purchase options under the Master Lease Agreement to IPC or its affiliates without HCN's prior consent. The Master Lease Agreement is guaranteed by the Company and certain of its subsidiaries (the "BCC Guaranty"). The Company has entered into an assignment agreement with IPC (the "Assignment Agreement") providing that under certain circumstances IPC may exercise the purchase options


                               Page 2 of 5 pages.

under the Master Lease Agreement in BCC's stead. In such event, IPC will become the owner of the properties that are currently subject to the Master Lease Agreement.

IPC has agreed to allow the Company to accrue interest on the Debt at an annual rate of 12%, which amount will be added to principal. Certain of the promissory notes constituting the Debt originally bore interest at an annual rate of 14% and default rates in excess of such amount up to 18.5%. The Debt (except for that certain promissory note in the original principal amount of $1 million (the "$1,000,000 Note")), matures on the earlier to occur of (i) November 1, 2008 and
(ii) the date on which the fee simple interest to the facilities is acquired from HCN under the purchase options. The $1,000,000 Note matures on October 1, 2008.

The 1,500,000 Note, the Master Lease Agreement, the BCC Guaranty, the Settlement Agreement, the Release Agreement and the Assignment Agreement are attached hereto as Exhibits and are incorporated by reference herein as if fully set forth.


Item 7.     Financial Statements and Exhibits.

            (a)   Financial statements of businesses acquired.

                  Not applicable.

            (b)   Pro forma financial information.

                  Not applicable.

            (c) Exhibits. The following Exhibits are filed with this Current Report on Form 8-K:

Exhibit No.        Description
-----------        -----------

10.1               Promissory Note dated December 21, 2001
10.2               Master Lease Agreement dated January 1, 2002
10.3               Unconditional and Continuing Guaranty Agreement dated January 1, 2002
10.4               Settlement Agreement dated January 31, 2002
10.5               Release Agreement dated January 31, 2002
10.6               Assignment Agreement dated January 1, 2002


                               Page 3 of 5 pages.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Balanced Care Corporation


Date:  February 6, 2002             By:   /s/ Richard D. Richardson
                                          -----------------------------
                                          Richard D. Richardson
                                          Chief Executive Officer


                                Page 4 of 5 pages.

                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

10.1            Promissory Note dated December 21, 2001
10.2            Master Lease Agreement dated January 1, 2002
10.3            Unconditional and Continuing Guaranty Agreement dated January 1, 2002
10.4            Settlement Agreement dated January 31, 2002
10.5            Release Agreement dated January 31, 2002
10.6            Assignment Agreement dated January 1, 2002


                               Page 5 of 5 pages.

                                  EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------
10.1          Promissory Note dated December 21, 2001

10.2          Master Lease Agreement dated January 1, 2002

10.3 Unconditional and Continuing Guaranty Agreement dated January 1, 2002

10.4          Settlement Agreement dated January 31, 2002

10.5          Release Agreement dated January 31, 2002

10.6          Assignment Agreement dated January 1, 2002